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                                                                    EXHIBIT 99.1


                        STOCK PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                             24/7 REAL MEDIA, INC.,

                        IMAKE SOFTWARE & SERVICES, INC.,

                                       AND

                            SCHASZBERGER CORPORATION








                          DATED AS OF JANUARY 14, 2002


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                        STOCK PURCHASE AND SALE AGREEMENT

      THIS STOCK PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made as of January 14, 2002 by and among 24/7 Real Media, Inc., a Delaware corporation (the "SELLER"), IMAKE Software & Services, Inc., a Maryland corporation (the "COMPANY"), and Schaszberger Corporation, a Delaware corporation (the "PURCHASER").

      Seller owns all of the issued and outstanding shares of capital stock in the Company. Seller desires, immediately after the redemption by the Company of 78 shares of its shares of common stock, par value $1.00 per share, held by the Seller (the "REDEMPTION SHARES"), to sell all of the capital stock of the Company that remains issued and outstanding after the foregoing redemption (the "SHARES"), and the Purchaser desires to purchase the Shares, on the terms set forth in this Agreement.

      THEREFORE, in consideration of the mutual promises made herein, and subject to the conditions hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

      SECTION 1.01 PURCHASE AND SALE OF THE SHARES. Upon the terms and subject to the conditions of this Agreement and in exchange for payment of the Purchase Price (as hereinafter defined), at the Closing, (i) the Seller will sell, assign, convey, transfer and deliver to the Company free and clear of all liens, pledges, security interests, options, encumbrances, charges, agreements or claims of any kind whatsoever (collectively, "Liens"), and the Company will redeem and accept , the Redemption Shares, and (ii) the Seller will sell assign, convey, transfer and deliver to the Purchaser free and clear of all Liens, and the Purchaser will purchase and accept, the Shares.

      SECTION 1.02 PURCHASE PRICE.

      The total consideration (the "PURCHASE PRICE") to be paid by the Company to the Seller for the Redemption Shares, and by the Purchaser to the Seller for the Shares shall consist of the following:

      (a) SHARE CONSIDERATION. Delivery to the Seller on the Closing Date (as defined below) of 995,000 shares of the Series A Convertible Preferred Stock, par value $0.01 per shares, having the terms and conditions set forth in the Amended and Restated Certificate of Incorporation attached hereto as EXHIBIT A (the "RESTATED CERTIFICATE"), of the Purchaser (the "PREFERRED STOCK"), which shall on the Closing Date represent 19.9% of the total issued and outstanding common stock of the Purchaser, on an as-converted basis.

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      (b) NOTE CONSIDERATION. Delivery to the Seller on the Closing Date of a
secured note in the form attached as EXHIBIT B hereto (the "PURCHASER NOTE"), which shall be in a face amount equal to $2,000,000 in consideration of the Redemption Shares. Principal, along with interest thereon, which shall accrue at a rate equal to 6% per annum, shall be due on January 11, 2006.

      (c) NET REIMBURSEMENT OF PAYROLL ADVANCE. Delivery to the Seller on the Closing Date of a cash payment in the amount of $479,295.46 (the "CASH ADJUSTMENT"), representing the reimbursement by Purchaser of payroll expenses advanced by Seller.

      (d) EARN OUT. Payment of the Earn Out as provided in Section 2.01.

      SECTION 1.03 CLOSING. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, NY 10036 at 10:00 A.M., New York City time, on January 11, 2002 following the satisfaction or waiver by the applicable party of the conditions to Closing set forth in Article V, or at such other time, date and place as may be mutually agreed to in writing by the parties. The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE."

      SECTION 1.04 DELIVERY AT CLOSING. Upon the terms and subject to the conditions of this Agreement, at the Closing, (i) the Seller will assign, transfer and deliver the Shares to the Purchaser free and clear of all Liens,
(ii) the Seller will assign, transfer and deliver the Redemption Shares to the Company free and clear of all Liens, (iii) the Seller will deliver to the Purchaser the certificates, documents, agreements and instruments referred to in
Section 6.01, (iv) the Purchaser will deliver to the Seller stock certificates reflecting the Preferred Stock, (v) the Purchaser will deliver to the Seller a duly executed Purchaser Note, and (vi) the Purchaser will deliver to the Seller the various certificates, documents, and instruments referred to in Section 6.02.

                                   ARTICLE II

                       OTHER PAYMENTS AND/OR CONSIDERATION

      SECTION 2.01 EARN OUT.

      (a) The Company shall pay the following monthly payments (which shall be deemed to include any offsets permitted under this Agreement) to the Seller (the "EARN OUT") within 30 days of the last day of each month from January 2002 through December 2004, in each case with respect to the previous month (the "EARN OUT PERIOD"):

            (i) for each month from January 2002 through December 2002, 5% of the monthly Gross Revenue (as defined below); and

            (ii) for each month from January 2003 through December 2004, 10% of the monthly Gross Revenue.


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      For the purposes of this Section 2.01, "GROSS REVENUE" for each calendar month shall mean the gross revenue earned by the Company during such month, as accounted for utilizing generally accepted accounting principles ("GAAP"), less any increases in gross revenue directly attributable to acquisitions or other similar transactions by the Company. The parties agree that any adjustment to Gross Revenue based on contributions from other entities acquired by the Company shall be limited to the historical run rate of any such acquired entity, and no adjustment shall be made as a result of increases in such entity's revenue run rate after the date of acquisition. In the event of any such transactions requiring any such adjustments, the parties agree to cooperate in a commercially reasonable manner and in good faith to determine the appropriate amount of the foregoing adjustments for purposes of calculating the proper amount of Gross Revenue in respect of which Earn Out payments shall be due.

      (b) All Earn Out payments are due within 30 days following the end of the calendar month in which they are earned. The first Earn Out payment is due within 30 days of January 31, 2002.

      (c) Notwithstanding any provision in this Agreement to the contrary, in no event shall the aggregate Earn Out payments to the Seller exceed $4,000,000 (the "MAXIMUM EARN OUT").

      (d) The Company shall deliver to the Seller during the Earn Out Period (i) within 60 days after the close of each calendar year, audited financial statements of the Company prepared by an accounting firm reasonably acceptable to the Purchaser and the Seller, (ii) within 30 days of the end of each calendar quarter, the unaudited balance sheet and income statement of the Company and
(iii) within 30 days of the end of each calendar month, a revenue statement, including the Gross Revenue, for such calendar month. At the end of each calendar year, an accounting of the Earn Out payments shall be made based on the aggregate Gross Revenue reported in the audited financial statements for such calendar year. Within 30 days after completion of the audited financial statements for each calendar year, (x) any additional Earn Out payments determined to be due to the Seller shall be paid in cash by the Company to the Seller, and (y) any Earn Out overpayments determined to be made by the Company to the Seller shall be paid in cash by the Seller to the Company; provided, however, that the Purchaser shall be entitled to offset such overpayments against any (i) future Earn Out payments that may become due, or (ii) other obligations payable by the Purchaser to the Seller.

      (e) The Purchaser shall have the right to buy out the Earn Out payments (the "BUY OUT OPTION"), at any time, at a price equal to the difference between the Maximum Earn Out and the aggregate Earn Out payments previously made to the Seller. If the Purchaser exercises the Buy Out Option, the right of Seller to receive the Flip Fee (as defined in Section 2.02 below) and the Warrants (as defined in Section 2.03 below) shall automatically terminate.

      (f) The Seller shall be entitled to engage an independent auditor once per year at its sole cost and expense to inspect and audit Company's records to verify the accuracy


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of the Earn Out payments made to the Seller pursuant to this Article II. The auditor shall issue a report of findings to each of the Company, Purchaser and Seller. Audits shall be performed at reasonable times, upon reasonable notice and without causing any unreasonable disturbance of the Company's operations. In the event of any discrepancy or disagreement between the findings of the auditor engaged by the Seller and the findings of the certified public accounting firm retained by the Company, the parties shall cooperate in a commercially reasonable manner and in good faith to resolve any such discrepancy or disagreement.

      (g) The Purchaser covenants that it shall not sell, assign or otherwise transfer all of any part of the business of the Company that is subject to the Earn Out payments unless such sale, assignment or transfer is pursuant to a bona fide transaction with a third party unrelated to the Company or Mark L. Schasberger ("MLS") at fair market value and such third party agrees to take such part of the business subject to the Earn Out payments required to be made to the Seller hereunder. The Purchaser covenants that it shall not take any action in which the primary purpose is to subvert Seller's ability to receive Earn Out payments.

      SECTION 2.02 FLIP FEE. In the event the Purchaser shall sell (a) to any single entity (including any affiliates) more than a 50% ownership interest in the Company, or (b) a majority of the assets of the Company or the Purchaser, in each case within 12 months of the Closing Date, then the Purchaser shall pay to the Seller, in addition to any payments to Seller as holder of Preferred Stock and prior to any distributions to any other person, the sum of (i) an amount equal to the difference between $3,000,000 and the aggregate Earn Out payments previously made to the Seller, and (ii) 5% of any proceeds received by the Purchaser above $3,000,000 (the sum of clauses (i) through (ii) shall be referred to as the "FLIP FEE"). Upon the payment of the Flip Fee to the Seller, any rights of Seller to receive any further Earn Out payments under Section 2.01 and Warrants under Section 2.03 shall automatically terminate.

      SECTION 2.03 WARRANT.

      (a) The Purchaser shall issue to the Seller a Warrant, in the form of EXHIBIT C hereto (the "WARRANT").

      SECTION 2.04 LICENSE.

      (a) Subject to Sections 2.04(b), 2.04(c) and 2.04(d), the Seller shall grant to the Purchaser a perpetual, worldwide, royalty-free, nonexclusive and non-transferable license to use Seller's patent for targeted advertising (Patent #6,026,368) (the "LICENSE"). The License shall not require the payment of any royalties or other payments by Purchaser to Seller, other than as set forth in this Agreement.

      (b) In the event of a Change in Control Event (as defined below) of Purchaser, the License shall terminate, unless the Purchaser agrees to pay a commercially reasonable fee for the renewal of the License and the parties reach agreement as to other mutually agreed terms and conditions of a new license. For the purposes of this Section, a


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"CHANGE IN CONTROL EVENT" shall be an event in which a single entity (including any affiliates) acquires more than a 50% ownership interest in a company or its parent entity.

      (c) In the event of a Change in Control Event of Seller, or if Seller ceases to exist or commences a case or other proceeding under any federal bankruptcy, insolvency, liquidation or similar law, the License shall automatically become perpetual to the Company and cannot be transferred to any party, including any affiliates.

      (d) The License shall not include the right to grant sublicenses and shall be limited to use by the Company solely in connection with the business of the Company.

      (e) For tax purposes, the parties hereto agree that $50,000 of the purchase price is allocable to the License and that the Purchaser, the Seller and the Company shall prepare and file all of their respective Tax Returns consistent with this allocation.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Purchaser that:

      (a)   ORGANIZATION AND GOOD STANDING.

            (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to carry on its business as such business is currently conducted.

            (ii) The Company is a close corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State of Maryland Department of Assessments and Taxation, and has the requisite corporate power and corporate authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing under the laws of those jurisdictions listed on SCHEDULE 3.01(a)(ii) hereto, constituting each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its assets and properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement (a "COMPANY MATERIAL ADVERSE EFFECT"). The Seller has heretofore furnished to the Purchaser a complete and correct copy of the Company's charter (certified by the Secretary of State of the State of Maryland) (the "CHARTER") and By-Laws, each as amended to date. Such Charter and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Charter or By-Laws.


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      (b) OWNERSHIP AND DELIVERY OF THE SHARES. The Seller is, and immediately prior to the Closing will be, the record and beneficial owner of all the issued and outstanding Shares, free and clear of any and all Liens. On the Closing Date, the Seller will have the full right, power and authority to assign, transfer and deliver the Shares as provided in this Agreement, and such delivery will convey to the Purchaser lawful, valid and marketable title to such Shares, free and clear of any and all Liens. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable.

      (c)   AUTHORITY RELATIVE TO THIS AGREEMENT.

            (i) The Seller has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, as well as all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Seller in connection herewith (collectively, with this Agreement, the "SELLER DOCUMENTS"). The execution and delivery of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Seller, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Each of the Seller Documents to which the Seller is, or will be, a party has been, or will be, duly and validly executed and delivered by the Seller, and, assuming the due authorization, execution and delivery of the Seller Documents by the other parties, are (or when executed and delivered will be) legal, valid and binding obligations of the Seller, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

            (ii) The Company has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, as well as all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Company in connection herewith (collectively, with this Agreement, the "COMPANY DOCUMENTS"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (except as set forth in clause (i) above). Each of the Company Documents to which the Company is, or will be, a party has been, or will be, duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the Company Documents by the other parties, are (or when executed and delivered will be) legal, valid and binding obligations of the Company, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.


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      (d)   NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

            (i) The execution, delivery and performance by the Seller of this Agreement do not, and the performance of this Agreement by the Seller will not,
(A) conflict with or violate the certificate of incorporation or by-laws of the Seller; (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Seller or by which any of its properties is bound or affected; or (c) result in any material breach of or constitute a material default (or event which with notice or lapse of time, or both, would become a default) under, or impair the Seller's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller is a party or by which the Seller or any of its properties is bound or affected, except where such conflict or violation would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement (a "SELLER MATERIAL ADVERSE EFFECT").

            (ii) Except as set forth in SCHEDULE 3.01(d)(ii), the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (A) conflict with or violate the Charter or By-Laws of the Company; (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties is bound or affected; or (C) result in any material breach of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected except where such conflict, violation, breach, default or rights of termination would not have a Company Material Adverse Effect.

            (iii) The execution, delivery and performance of this Agreement by the Seller and by the Company will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the transactions contemplated hereby or otherwise prevent either of the Seller or the Company from performing its obligations under this Agreement.

      (e) CAPITALIZATION. Immediately prior to the Closing, the authorized capital stock of the Company will consist of 5,000 shares of common stock, par value $1.00 per share, of which 196 shares will be issued and outstanding. There is no outstanding right, subscription, warrant, call, option or other agreement or arrangement of any kind to purchase or otherwise to receive from the Company any Shares or any other security of the Company; there is no outstanding security of any kind convertible into or


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exchangeable for any such Shares; and there is no voting trust or other agreement or understanding to which the Company is a party or is bound with respect to the voting of the Shares. All of the Shares are duly authorized, validly issued and outstanding, fully paid and non-assessable.

      (f) SUBSIDIARIES AND AFFILIATES. The Company has no direct or indirect subsidiaries, whether or not wholly owned, and has no equity interest in any corporation, partnership, joint venture or other entity.

      (g)   NO LITIGATION.

            (i) No action is pending or, to the knowledge of the Seller, threatened against the Seller which (A) questions or involves the legality, validity or enforceability of any of the Seller's obligations under any Seller Documents or the consummation of the transactions contemplated by this Agreement or thereby or (B) seeks to prevent, delay or otherwise adversely affect the consummation by the Seller of the sale of the Shares.

            (ii) Except as disclosed on SCHEDULE 3.01(g), there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of the Seller, threatened against either the Company or its assets before any court, arbitrator or governmental entity that (A) questions or involves the legality, validity or enforceability of any of the Company's obligations under any Company Documents or the consummation of the transactions contemplated by this Agreement or thereby; (B) seeks to prevent, delay or otherwise adversely affect the consummation by the Company of the sale of the Shares; or (C) is reasonably likely to have a Company Material Adverse Effect.

      (h) CHANGES. Except as disclosed on SCHEDULE 3.01(h), to the best of Seller's knowledge, (i) since December 1, 2001, the Seller has not (A) collected any accounts receivables owed to the Company, (B) removed any cash from the Company, and/or (C) materially changed the assets, liabilities or financial condition of the Company, and (ii) during the period from the date the Seller acquired the stock of the Company through the Closing, neither the Seller nor any of Seller's employees or authorized representatives has (A) granted or consented to the grant of any Lien against the Company's properties or assets or otherwise encumbered any such property, or (B) created any material liability of the Company without the Company's knowledge.

      (i)   TAXES.

            (i) From the date the Seller acquired the stock of the Company, the Company has filed, or been included in, all Tax Returns required to be filed through the date hereof with respect to the Seller's period of ownership of the Company and will file, or be included in, any such Tax Returns required to be filed on or prior to the Closing Date. All such Tax Returns were, or will be, filed in a timely manner (subject to any applicable extensions) and all such Tax Returns are correct and complete in all material respects.


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            (ii) From the date Seller acquired the stock of the Company, the
Company has not been a member of any affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Seller). The Company has no liability for the Taxes of any other person as defined in Section 7701(a)(1) of the Code under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise that accrued during the period, or are allocable to the period, beginning on the date the Seller acquired the stock of the Company;

            (iii) There are no liens or encumbrances related to Taxes on any of the assets of the Company (other than for current Taxes not yet due and payable) with respect to the Seller's period of ownership of the Company that accrued during the period, or are allocable to the period, beginning on the date the Seller acquired the stock of the Company; and

            (iv) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of any transaction contemplated in this Agreement.

      For purposes of this Agreement (i) "TAX" or "TAXES" means any federal, state, local or foreign net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, social security (or similar), unemployment, disability, registration, value added, estimated, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, whether as a primary obligor or as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person or a member of an affiliated, consolidated, unitary or combined group and (ii) "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      (j) AGREEMENTS AFFECTING THE SHARES. The Seller is not a party to any agreement (i) governing its right to vote or transfer the Shares, or (ii) purporting to grant any party any preemptive right, right of first refusal or registration rights with respect to the Shares.

      (k) BROKERAGE OR FINDERS FEES. Neither the Seller nor any of its affiliates is a party to any agreement, understanding, or arrangement, and has not committed any act which might give rise to any valid claim against the Purchaser, the Company or any of their respective affiliates, for any fee, commission or other payment.

      (l)   SECURITIES LAW MATTERS.

            (i) The Seller has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of an


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investment in the Preferred Stock. The Seller is an "accredited investor" as such term is defined in Rule 502(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")

            (ii) The Seller has or has been furnished with such information as the Seller has requested of the Purchaser regarding the Purchaser, the Preferred Stock and the shares of common stock of the Purchaser into which the Preferred Stock is convertible (the "CONVERSION SHARES") and has had an opportunity to discuss with the management of the Purchaser and to become informed about the objectives of the Purchaser and its business plan, consolidated financial condition and results of operations.

            (iii) The Seller is acquiring the Preferred Stock for the Seller's own account, and not as a nominee or agent for any other persons or entities, and for investment and not with a view to distribution or resale thereof. The Seller has been advised and understands and agrees that neither the Preferred Stock nor the Conversion Shares will be registered under the Securities Act, nor qualified under any state securities laws, on the basis, among others, that no distribution or public offering of the Preferred Stock or of the Conversion Shares is to be effected in connection with the transactions contemplated herein.

            (iv) The Seller acknowledges that it has been informed and understands that no public market for the Preferred Stock or the Conversion Shares currently exists and that there is no assurance that any such market will develop or exist in the future. Even if such a public market does develop, neither the Preferred Stock nor the Conversion Shares may be sold or transferred except in compliance with the Securities Act or an exemption thereunder. There is no assurance that any exemption from registration will become available to permit resale of the Preferred Stock or the Conversion Shares.

            (v) The Seller acknowledges and agrees that the certificate or certificates representing the Preferred Stock (and, upon the conversion thereof, the Conversion Shares) shall contain restrictive legends in the form set forth in Rule 502(d)(3) of Regulation D promulgated under the Securities Act or restrictive legends that are substantially similar thereto. The Seller acknowledges and agrees that, unless and until the Preferred Stock or the Conversion Shares become eligible for resale under the Act, any proposed sale or other transfer or disposition of any of the Preferred Stock or the Conversion Shares, other than pursuant to an effective registration statement under the Securities Act, may not be made unless and until the Seller has furnished to the Purchaser an opinion of counsel, reasonably acceptable to the Purchaser and its counsel, to the effect that the proposed sale or other transfer or disposition is exempt from registration under the Securities Act.

      SECTION 3.02 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller that:


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      (a)   ORGANIZATION AND QUALIFICATION; ORGANIZATIONAL DOCUMENTS.

            (i) The Purchaser has no direct or indirect subsidiaries other than those listed in SCHEDULE 3.02(a). Except as disclosed in SCHEDULE 3.02(a), the Purchaser owns, directly or indirectly, all of the capital stock of each subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (ii) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and corporate authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The Purchaser is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its assets and properties requires such qualification, except for such failures to be so duly qualified or licensed and in good standing that would not have a material adverse effect on the business, results of operations or financial condition of the Purchaser, taken as a whole, or on the ability of the parties to consummate the transactions contemplated by this Agreement (a "PURCHASER MATERIAL ADVERSE EFFECT").

            (iii) The Purchaser has heretofore furnished to the Seller a complete and correct copy of the Purchaser's certificate of incorporation (certified by the Secretary of State of the State of Delaware) and of the Purchaser's by-laws, each as amended to date. Such certificates of incorporation and by-laws are in full force and effect. The Purchaser is not in violation of any of the provisions of its certificate of incorporation or any of the provisions of its by-laws.

      (b)   AUTHORITY RELATIVE TO THIS AGREEMENT.

      The Purchaser has all necessary rights, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, as well as all other agreements, certificates and documents executed or delivered, or to be executed or delivered, by the Purchaser in connection herewith (collectively, with this Agreement, the "PURCHASER DOCUMENTS"). The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. Each of the Purchaser Documents to which the Purchaser is, or will be, a party has been, or will be duly and validly executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery of the Purchaser Documents by the other parties, are (or when executed and delivered will be) legal, valid and binding obligations of the Purchaser, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

      (c)   NO CONFLICT, REQUIRED FILINGS AND CONSENTS.

            (i) The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, (A) conflict with or violate the certificate of incorporation or by-laws of the Purchaser; (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or by which any of the Purchaser's properties is bound or affected; or (C) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair the Purchaser's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have a the Purchaser Material Adverse Effect.

            (ii) The execution, delivery and performance of this Agreement by the Purchaser will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not have a Purchaser Material Adverse Effect.

      (d) ISSUANCE OF THE PREFERRED STOCK. The Preferred Stock is duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassesable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Purchaser has reserved from its duly authorized capital stock a number of shares of common stock for issuance of the Preferred Stock and the Warrants pursuant to
Section 2.03.

      (e) CAPITALIZATION. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Purchaser (whether or not presently convertible or exchangeable for shares of capital stock of the Purchaser) is set forth in SCHEDULE 3.02(e). All outstanding shares of capital stock of the Purchaser are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in SCHEDULE 3.02(e), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which the Purchaser or any subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. Except for the Preferred Stock and the Warrants, there are no anti-dilution or price adjustment provisions contained in any security issued by the

Purchaser (or in any agreement providing rights to security holders) and the issuance and sale of the Preferred Stock (including the Warrants) will not obligate the Purchaser to issue shares of common stock or other securities to any person (other than the Seller) and will not result in a right of any holder of Purchaser securities to adjust the exercise, conversion, exchange or reset price under such securities.

      (f) LITIGATION. Except as disclosed on SCHEDULE 3.02(f), there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of the Purchaser, threatened against either the Purchaser or any of their respective assets before any court, arbitrator or governmental entity that is reasonably likely to have a Purchaser Material Adverse Effect. There are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser that seek to prevent or challenge, or seek damages in connection with, the transactions contemplated by any of the Purchaser Documents or otherwise arising out of or in any way related to any of the Purchaser Documents.

      (g) OPERATING HISTORY. Purchaser was formed on February 22, 2001. Except as listed on SCHEDULE 3.02(g), the Purchaser has no assets or liabilities as of the Closing Date, other than funding provided in respect of the Closing.

      (h) BROKER'S FEES. Except for the fees described on SCHEDULE 3.02(h), no brokerage or finder's fees or commissions are or will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement, and the Purchaser has not taken any action that would cause any Seller to be liable for any such fees or commissions.

      (i) PRIVATE PLACEMENT. Neither the Purchaser nor any person acting on the Purchaser's behalf has sold or offered to sell or solicited any offer to buy the Preferred Stock by means of any form of general solicitation or advertising. Neither the Purchaser nor any of its affiliates nor any person acting on the Purchaser's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Preferred Stock as contemplated hereby or (ii) cause the offering of the Purchase Shares pursuant to this Agreement to be integrated with prior offerings by the Purchaser for purposes of any applicable law, regulation or shareholder approval provisions. The Purchaser is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Purchaser is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

      (j) REGISTRATION RIGHTS. Except as described on SCHEDULE 3.02(j), the Purchaser has not granted or agreed to grant to any person (other than the Seller) any rights (including "piggy-back" registration rights) to have any securities of the Purchaser registered with the Securities and Exchange Commission or any other governmental authority that have not been satisfied.

      (k) APPLICATION OF TAKEOVER PROTECTIONS. Except as disclosed on SCHEDULE 3.02(k), there is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Purchaser's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Seller as a result of the Seller and the Purchaser fulfilling their obligations or exercising their rights under the Purchaser Documents, the Seller Documents and the Company Documents (collectively, the "TRANSACTION DOCUMENTS"), including without limitation the Purchaser's issuance of the Preferred Stock and the Seller's ownership of the Securities.

      (l) SENIORITY. As of the date of this Agreement, no indebtedness of the Purchaser is senior to the Purchaser Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

                                   ARTICLE IV

                                    COVENANTS

      SECTION 4.01 COVENANTS OF THE SELLER AND THE COMPANY. Each of the Seller and the Company covenants and agrees that between the date hereof and the
Closing:

      (a) ACTIONS. Neither the Seller nor the Company will take any action that would cause any of their respective representations and warranties in any Seller Documents or Company Documents, as the case may be, not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

      (b) ACCESS BY THE PURCHASER. The Purchaser and its representatives and advisors shall, upon prior written notice to the Company, have reasonable access during normal business hours to the Company's assets, premises, books and records, key employees and accountants, including the work papers of the Company's accountants, and the Seller shall furnish the Purchaser with such information and copies of such documents as the Purchaser may reasonably request.

      (c) CONDUCT OF BUSINESS. The business of the Company shall be conducted in all material respects in the ordinary course, consistent with the present conduct of its business, and the Company shall use commercially reasonable efforts to maintain, preserve and protect the assets and goodwill of the Company. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of the Purchaser, take or commit to take any of following actions except as disclosed on SCHEDULE 4.01(c):

            (i) amend its bylaws or charter;

            (ii) issue any additional shares of stock, or issue, sell or grant any option or right to acquire or otherwise dispose of any of its authorized but unissued stock or other equity or debt securities;

            (iii) declare or pay any dividends or make any other distribution in cash, property or securities on its stock;

            (iv) repurchase or redeem any shares of its stock;

            (v) incur, or perform, pay or otherwise discharge, any material obligation or liability (absolute or contingent), except for obligations and liabilities incurred in the ordinary course of business consistent with past practice;

            (vi) enter into any employment agreement with or increase the compensation or benefits of any of its officers or employees, or grant any severance pay or termination or establish, adopt or enter into any Plan;

            (vii) sell, lease, transfer or otherwise dispose of, or acquire, any material properties or assets, tangible or intangible, other than in the ordinary course of business;

            (viii) make any material changes in its customary method of operations, including marketing, selling and pricing policies and maintenance of business premises, fixtures, furniture and equipment;

            (ix) change any of the accounting principles or practices used by it, except to come into compliance with, or as required by, GAAP.

      (d) FURTHER ACTION. Upon the terms and subject to the conditions hereof, the Seller shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

      (e) PUBLIC ANNOUNCEMENTS. The Seller shall consult with the Purchaser before issuing any press release or otherwise making any public statement with respect to the acquisition of the Shares by the Purchaser and shall not issue any such press release or make any such public statement, except as may be required by law, without the prior written consent of the Purchaser, which may not be unreasonably withheld or delayed.

      (f) CONFIDENTIALITY. The Company and the Seller shall not use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or other information concerning the Company or Purchaser or its affiliates that is competitively sensitive or confidential; provided, however, that this prohibition shall not apply to any information that (A) is publicly available as of the date hereof, (B) becomes publicly available other than as a result of prohibited disclosure by the Company or the Seller, (C) is disclosed to the Company or the Seller, as applicable, by any person or entity that is not subject to any confidentiality restriction imposed by the Purchaser, (D) that the Company or the Seller, as applicable, develops independently or (E) the Company or the Seller is required to disclose by law or by order of any court of competent jurisdiction, but, in the case of (E), the Company or the Seller shall first give the Purchaser notice of such law or court order and an opportunity to object, if permitted by such law or court order. Because the breach or attempted or threatened breach of this restrictive covenant will result in immediate and irreparable injury to the Purchaser for which the Purchaser will not have an adequate remedy at law, the Purchaser shall be entitled, in addition to all other remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this Section 4.01(f) are in addition to and independent of any agreements or covenants contained in any employment, consulting or other agreement between the Purchaser or the Company and the Seller.

      SECTION 4.02 COVENANTS OF THE PURCHASER. The Purchaser covenants and agrees that between the date hereof and the Closing:

      (a) ACTIONS. The Purchaser will not take any action that would cause any of the representations and warranties made by it in any of the Purchaser Documents not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

      (b) FURTHER ACTION. Upon the terms and subject to the conditions hereof, the Purchaser shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

      (c) PUBLIC ANNOUNCEMENTS. The Purchaser shall consult with the Seller before issuing any press release or otherwise making any public statement with respect to the acquisition of the Shares by the Purchaser and shall not issue any such press release or make any such public statement, except as may be required by law, without the prior written consent of the Seller, which may not be unreasonably withheld or delayed.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

      SECTION 5.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by the Purchaser Documents are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by the Purchaser in writing, and each of the Seller and the Company shall use commercially reasonable efforts to cause such conditions to be fulfilled:

      (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Seller and the Company in the Seller Documents and the Company Documents, as the case may be, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

      (b) PERFORMANCE BY THE SELLER AND THE COMPANY. Each of the Seller and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by the Seller Documents and the Company Documents, as the case may be, to be performed or complied with by the Seller or the Company, as the case may be, at or before the Closing.

      (c) CERTIFICATE. The Purchaser shall have received a certificate executed by each of the Seller and the Company, dated the Closing Date, certifying, in such detail as the Purchaser may reasonably request, as to the fulfillment of the conditions set forth in Sections 5.01(a) and 5.01(b).

      (d) CONSENTS. Each of the Seller and the Company shall have obtained, or to the reasonable satisfaction of the Purchaser obviated the need to obtain, all consents, approvals and waivers from governmental and regulatory authorities and third parties necessary for the execution, delivery and performance of the Seller Documents and the Company Documents and the transactions contemplated thereby, without any material cost or adverse consequences to the Seller or the Company.

      (e) LITIGATION. No action or proceeding shall be pending or threatened before any court, tribunal or governmental entity, and no claim or demand shall have been made against the Purchaser, the Seller or the Company, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by any of the Company Documents or the Seller Documents, or which might have a Company Material Adverse Effect or Seller Material Adverse Effect, which in the reasonably exercised opinion of the Purchaser makes it inadvisable to consummate such transactions.

      (f) PROCEEDINGS. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Purchaser and such counsel shall have been furnished with such certificates, instruments and documents as it shall have reasonably requested, including, but not limited to, a certificate of each of the Company and Seller, dated the Closing Date, signed by the respective Secretary of the Company and Seller, with respect to the Company's and Seller's charter, by-laws and, in the case of the Seller, resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company and Seller who shall execute on behalf of the Company any Company Document and on behalf of the Seller any Seller Document delivered on the Closing Date.

      (g) NO VIOLATION. There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the acquisition of the Company by the Purchaser by any federal or state government or governmental or regulatory authority or court, which would:
(i) prohibit the Purchaser's ownership or operation of all or a material portion of the Company's business or assets, or compel the Purchaser to dispose of or hold separate all or a material portion of the Company's business or assets, as a result of the acquisition of the Shares by the Purchaser; (ii) render any party hereto unable to consummate the acquisition of the Shares by the Purchaser; (iii) make such consummation illegal; or (iv) impose or confirm material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of the Shares, and no such action shall have been taken or any such statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the acquisition of the Shares by the Purchaser which is reasonably likely to produce such result.

      (h) ASSIGNMENT OF LEASE. The Seller and the Company shall have entered into an assignment of lease relating to the 1st floor office in Bethesda, Maryland (the "ASSIGNMENT OF LEASE") in the form of EXHIBIT D.

      (i) ACCELERATED VESTING. The Seller shall have caused the shares of restricted stock of the Seller owned by employees of the Company prior to January 13, 2000 to be vested in full as of the Closing Date.

      (j) SECURITY AGREEMENT. The Seller, Company and Purchaser shall have entered into a security agreement in which Company shall grant Seller a security interest in certain technology assets of the Purchaser described therein (the "SECURITY AGREEMENT") in the form of EXHIBIT E.

      (k) STOCKHOLDER'S AGREEMENT. The Seller and the Purchaser shall have entered into a Stockholders' Agreement (the "Stockholders Agreement") in the form of EXHIBIT F.

      (l) LEGAL OPINION. At the Closing, the Purchaser shall have received the legal opinion of the counsel for the Seller, in the form of EXHIBIT G.

      (m) MLS LETTER AGREEMENT. The Seller and MLS shall have entered into a letter agreement in the form of EXHIBIT H (the "MLS LETTER AGREEMENT").

      SECTION 5.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by the Seller Documents are subject to the fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived by the Seller in writing, and the Purchaser shall use commercially reasonable efforts to cause such conditions to be fulfilled:

      (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Purchaser in the Purchaser Documents shall be true and correct in all material respects on and as of the Closing as if made on and as of the Closing, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

      (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by the Purchaser Documents to be performed or complied with by the Purchaser at or before the Closing.

      (c) CERTIFICATE. The Seller shall have received a certificate executed by the Purchaser, dated the Closing Date, certifying, in such detail as the Seller may reasonably request, as to the fulfillment of the conditions set forth in Sections 5.02(a) and 5.02(b).

      (d) LITIGATION. No action or proceeding shall be pending or threatened before any court, tribunal or governmental entity, and no claim or demand shall have been made against the Purchaser, the Seller or the Company, seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by any of the Purchaser Documents, or which might materially adversely affect the business of the Purchaser, which in the reasonably exercised opinion of the Seller makes it inadvisable to consummate such transactions.

      (e) CONSENTS. The Purchaser shall have obtained, or to the reasonable satisfaction of the Seller obviated the need to obtain, all consents, approvals and waivers from governmental and regulatory authorities and third parties necessary for the execution, delivery and performance of the Purchaser Documents and the transactions contemplated thereby, without any material cost or adverse consequence to the Purchaser.

      (f) PROCEEDINGS. All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby or incidental hereto and all other related legal matters shall have been reasonably satisfactory to and approved by counsel for the Seller and such counsel shall have been furnished with such certificates, instruments and documents as it shall have reasonably requested, including, but not limited to, a certificate of the Purchaser, dated the Closing Date, signed by the Secretary of the Purchaser, with respect to the Purchaser's charter, by-laws and resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Purchaser who shall execute on behalf of the Purchaser any Purchaser Document delivered on the Closing Date.

      (g) NO VIOLATION. There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the acquisition of the Preferred Stock by the Seller by any federal or state governmental or regulatory authority or court, which would: (i) render any party hereto unable to consummate the acquisition of the Preferred Stock by the Seller; (ii) make such consummation illegal; or (iii) impose or confirm material limitations on the ability of the

Seller effectively to exercise full rights of ownership of the Preferred Stock, and no such action shall have been taken or any such statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to the acquisition of the Preferred Stock by the Seller which is reasonably likely to produce such result.

      (h) MLS LETTER AGREEMENT. The Seller and MLS shall have entered into the MLS Letter Agreement.

      (i) ASSIGNMENT OF LEASE. The Purchaser and the Company shall have entered into the Assignment of Lease.

      (j) SECURITY AGREEMENT. The Purchaser, Company and Seller shall have entered into the Security Agreement.

      (k) STOCKHOLDERS' AGREEMENT. The Purchaser and Seller shall have entered into the Stockholder's Agreement.

      (l) PURCHASER NOTE. The Company shall have executed the Purchaser Note.

      (m) RESTATED CERTIFICATE. The Purchaser shall have caused the filing of the Restated Certificate.

      (n) LEGAL OPINION. At the Closing, the Seller shall have received the legal opinion of the counsel for the Purchaser, in the form of EXHIBIT I.

      (o) TERMINATION OF EMPLOYMENT AGREEMENTS. The employment of each of the employees of the Company listed on SCHEDULE 5.01(o) hereto (collectively, the "EMPLOYMENT AGREEMENTS") shall have been terminated or shall automatically terminate upon the Closing subject to executed termination agreements signed in respect of each of the Employment Agreements.

                                   ARTICLE VI

                               CLOSING DELIVERIES

      SECTION 6.01 DELIVERIES OF THE SELLER. At the Closing, the Seller shall deliver, or shall cause to be delivered, to the Purchaser the following:

      (a) Certificates representing the Shares, together with properly executed stock powers and any required stock transfer tax stamps affixed thereto and all taxes on such transfer, if any, paid in full, all at the expense of the holder of such Shares;

      (b) The certificate referred to in Section 5.01(c), duly executed;

      (c) The minute books of the Company;

      (d) Duly executed resignations of all directors of the Company;

      (e) The Assignment of Lease;

      (f) The Security Agreement;

      (g) The Stockholders' Agreement;

      (h) The MLS Letter Agreement; and

      (i) The legal opinion of the counsel for the Seller.

      SECTION 6.02 PURCHASER DELIVERIES. At the Closing, the Purchaser shall deliver, or shall cause to be delivered, to the Seller the following:

      (a) The Cash Adjustment;

      (b) Certificates representing the Preferred Stock registered in the name of the Seller;

      (c) The Purchaser Note;

      (d) The certificate referred to in Section 5.02(c) hereof, duly executed;

      (e) MLS Letter Agreement;

      (f) The Assignment of Lease;

      (g) The Security Agreement;

      (h) Evidence that the Restated Certificate has been filed on or prior to the Closing Date with the Secretary of State of Delaware;

      (i) The Stockholders' Agreement;

      (j) The legal opinion of the counsel for the Purchaser; and

      (k) Evidence of termination of the Employment Agreements.


                                   ARTICLE VII

                                 INDEMNIFICATION

      SECTION 7.01 INDEMNIFICATION BY THE SELLER. The Seller shall indemnify, defend and hold harmless the Purchaser, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses (including without limitation, reasonable attorneys' fees and disbursements) (collectively, "LOSSES"), arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by the Seller in Section 3.01 or any of the Seller Documents; (ii) any breach or nonfulfillment of any covenant or agreement made by the Seller in any of the Seller Documents; (iii) the claims of any broker or finder engaged by the Seller; (iv) any Tax liability of the Seller;
(v) any Tax liability of the Company relating to any period from date the Seller acquired the stock of the Company that (A) ends on the Closing Date or (B) includes the Closing Date, to the extent the amount of such Tax liability is attributable to the portion of such period ending on the Closing Date (determined as if the period ended on that date); (vi) 50% of any employment claims asserted by former employees of the Company whose employment with the Company was terminated during September 2001 or December 2001; and/or (vii) any and all claims against the Company in connection with any account payable identified on Schedule 8.04 with respect to which the Company (or the Purchaser on behalf thereof) has, with the thirty (30) day period after the Closing Date, either (A) paid the principal balance of such account payable as stated on such
Schedule 8.04, or (B) arranged with the holder of such account payable for a compromise payment plan or similar type of settlement with respect thereto. With respect to clause (i) in this Section 7.01, in no event shall Seller indemnify Purchaser for a breach of any representation or warranty of the Seller in respect of the Company to the extent that MLS knew or should have known that such representation or warranty was inaccurate on the Closing Date; provided , however, that the foregoing limitation shall not apply to any of the representations or warranties of the Seller in respect of the Seller itself. With respect to clause (v) in this Section 7.01 and without limitation thereof, the Seller acknowledges and agrees that (A) the Seller shall indemnify the Company for Losses arising out of or in connection with any liability relating to personal property Tax payable by the Company with respect to fiscal year 2000 and fiscal year 2001, including without limitation all accounting fees and expenses related thereto, and (B) in the event that the Seller fails to pay such amounts to the Company within 30 days of the payment thereof by the Company (or by the Purchaser on behalf of the Company), then Purchaser shall have the right to offset against its Earn Out payments to the Seller such amounts owed by the Seller to the Company.

      SECTION 7.02 INDEMNIFICATION BY THE PURCHASER. The Purchaser, shall indemnify, defend and hold harmless the Seller, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by the Purchaser in the Purchaser Documents; (ii) any breach or nonfulfillment of any covenant or agreement made by the Purchaser in the Purchaser Documents; (iii) the claims of any broker or finder engaged by the Purchaser; (iv) any claims by Latham & Watkins for fees payable in consideration of services rendered to the Company; (v) all employment claims from former or current employees of the Company, except those covered by the Seller under
Section 7.01(vi); (vi) all claims from former or current employees of the Company relating to any commissions owed; (vii) any Tax liability of the Company from any transaction entered into by the Company, other than this Agreement, on the Closing Date; (viii) any claims regarding legal fees payable to Latham & Watkins that are attributable to the formerly proposed transaction involving the Company and Stellar One Corporation or (ix) any other claims relating to the business of the Company arising out of any transaction, occurrence or circumstance occurring or alleged to have occurred after the Closing Date.


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

      SECTION 7.03 FURTHER PROVISIONS REGARDING INDEMNIFICATION.

      (a)   SURVIVAL.

            (i) All representations and warranties made by the Seller in the Seller Documents, or by the Purchaser in the Purchaser Documents, shall survive the Closing until the first anniversary of the Closing Date, notwithstanding any examination or investigation made by or for any party; PROVIDED, HOWEVER that
(A) the representations and warranties contained in Section 3.01(i) (with respect to taxes) shall remain in full force and effect until 90 days after the expiration of the applicable statute of limitations; and (B) the representations and warranties contained in Sections 3.01(a), 3.01(b), 3.01(c), 3.01(d), 3.02(a), 3.02(b), 3.02(c) and 3.02(d) shall remain in full force and effect indefinitely.

      (b)   LIMITATIONS. Notwithstanding the foregoing,

            (i) the indemnification in Sections 7.01 and 7.02, as the case may be, shall be the exclusive remedy of the Seller, the Purchaser, and their respective affiliates with respect to claims for Losses;

            (ii) the indemnification provided for in Section 7.01(i) and Section 7.02(i) above shall not be required unless and until, at the time of any such determination, the total amount of Losses otherwise subject to indemnification under Section 7.01(i) or Section 7.02(i), as applicable, exceeds $100,000, in which event the indemnified party or parties will be entitled to indemnification for the amount of their Losses arising under Section 7.01(i) or Section 7.02(i), as applicable, in excess of such amount, PROVIDED that the aggregate amount of actual payments for indemnification of Losses under Section 7.01(i) and Section 7.02(i) that either the Purchaser or the Seller shall be entitled to receive from the other party shall in no event exceed $250,000.

            (iii) neither the Seller or the Company, on the one hand, nor the Purchaser or any of its respective affiliates, on the other, shall be entitled to indemnification for Losses arising out of matters referred to in Section 7.01(i) or 7.02(i), as applicable, unless it shall have given written notice to the indemnifying party, setting forth its claim for indemnification in reasonable detail, within the period from the Closing Date until the applicable period of survival as set forth in Section 7.03(a) hereof;

            (iv) an indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted in respect of which indemnification may be sought under the provisions of Section 7.01 or
7.02. If the indemnifying party, within 30 days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing his or its obligation to indemnify, then the indemnifying party shall have the right to control the defense of such claim or proceeding, and the indemnifying party shall not settle or compromise such claim or proceeding without the written consent of the indemnified party. The indemnified party may in any event participate in any such defense with his or its own counsel and at his or its own expense; and

            (v) the indemnified party shall be kept fully informed by the indemnifying party of such action, suit or proceeding at all stages thereof, whether or not he or it is represented by counsel. The indemnifying party shall, at the indemnifying party's expense, make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such action, suit or proceeding, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

      (c) DELIVERY OF NOTICE. The Purchaser and the Seller agree to promptly deliver a written notice to the other upon any determination that a claim for Losses under Section 7.01 or 7.02 is reasonably likely to exist.

      SECTION 7.04 TAX TREATMENT OF INDEMNITY PAYMENTS. All amounts paid with respect to indemnity claims under this Agreement shall be treated by the parties hereto for all Tax purposes as adjustments to the Purchase Price, unless otherwise required by law. If amounts paid with respect to indemnity claims under this Agreement are subsequently determined to be required to be treated as income to the recipient of such payment, then the amount required to be paid under this Article VII shall be paid on a net after-tax basis. Any amounts paid with respect to indemnity claims under this Agreement shall be reduced by the Tax benefit actually realized by such indemnity claims.

                                  ARTICLE VIII

                                OTHER AGREEMENTS

      SECTION 8.01 LIABILITY FOR STELLAR ONE ATTORNEY'S FEES. The Purchaser hereby assumes the obligation to pay legal fees of $81,624.09 attributable to the formerly proposed transaction involving the Company and Stellar One Corporation.

      SECTION 8.02 CORPORATE SERVICES. To assist in the transfer, corporate services listed on SCHEDULE 8.02 that are performed for the Company by the Seller after the Closing Date (the "CORPORATE SERVICES") shall continue to be provided by the Seller, but in no event longer than 60 days after the Closing Date, or such later date as mutually agreed upon. The Purchaser shall reimburse the Seller for any reasonable out-of-pocket costs associated with the Corporate Services. With respect to any Corporate Services actually provided by Seller, the Seller shall send an invoice to the Company with an itemized listing of reimbursable expenses. The Company shall immediately pay the amount set forth on the such invoice to the Seller. In no event shall the Seller be required to make any payment on behalf of the Company after the Closing unless the Company shall first have advanced to the Seller funds sufficient to cover such payment.

      SECTION 8.03 RESERVATION OF SECURITIES. The Purchaser shall maintain a reserve from its duly authorized shares of common stock for issuance pursuant to the Transaction

Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

      SECTION 8.04 RECEIVABLES. Attached as Schedule 8.04 hereto is a list of
(i) certain accounts payable that are being assumed by the Seller, and (ii) certain accounts receivables due to the Company as of December 31, 2001. The Seller will promptly pay to the Company, net of any amounts owed by Purchaser or the Company to Seller, the amount of any accounts receivable collected by the Seller from business related to the Company (including, without limitation, any amounts received from Stellar One Corporation).

      SECTION 8.05 PREPARATION OF FINANCIAL STATEMENTS. Following the Closing Date, the Purchaser shall (i) be responsible for mailing to vendors of the Company any IRS Form 1099 or 1096 due to such vendor for the 2001 fiscal year,
(ii) provide Seller a list of all invoices generated by the Company during December 2001, and (iii) cause the Company and its employees to assist the Seller in the preparation of its 2001 tax returns and in the preparation of (a) the balance sheet of the Company as of the Closing Date and closing statements and (b) the financial statements of the Seller in the future for all periods in which the Seller is required to account for its investment in the Purchaser using the equity method of accounting, including providing customary certifications, including management representation letters, to the Seller's independent auditors, and shall provide the Seller and any accountants, counsel or financial advisers retained by the Seller on-site access at reasonable times to the personnel, properties, books, contracts, records, schedules, analyses and working papers of the Company through the Closing Date for such purpose.

      SECTION 8.06 TAX REFUNDS. Seller shall have the right to amend, or cause the Company to amend, the Company's prior years Federal and State Tax Returns and/or file a claim for refund, for any tax periods ending on or prior to the Closing Date based on losses set forth on the Company's original or amended Tax Returns for periods ending on or prior to the Closing Date (including without limitations carrybacks of those losses or credits, but excluding any losses or other tax benefit arising after the Closing Date), provided (x) that such amendment or claim for refund does not cause a Federal or State Tax Return to be prepared in a manner that is not consistent with past practices and (y) that Seller shall provide Purchaser (for Purchaser's comments, but not subject to Purchaser's approval) with a copy of such amendment or claim for refund at least ten (10) business days prior to its filing. Subject to Seller's rights set forth in the immediately preceding sentence, Seller agrees that it shall not take any other action that would have the effect of (x) increasing any Tax liability of the Company, or (y) otherwise adversely affect any other item or Tax attribute of the Company, in each case for any taxable period ending after the Closing Date. Seller shall be entitled to any tax refunds received as a result of filings that comply with the provisions of this Section 8.06 (any such refund a "Seller Refund"). The Purchaser and the Company agree to promptly pay the Seller any Seller Refunds received by, or credited to, the Purchaser or the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01 NOTICES. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or three days after when mailed by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier as follows:

      If to the Seller:

                        24/7 Real Media, Inc.
                        1250 Broadway, 28th Floor
                        New York, NY  10001
                        Attn:  General Counsel

      with a copy to:

                        Proskauer Rose LLP
                        1585 Broadway
                        New York, NY  10036
                        Attn:  Ronald R. Papa, Esq.


      If to the Purchaser:

                        Schaszberger Corporation
                        6700 Rockledge Drive
                        Bethesda, MD  20817
                        Attn: President

      with a copy to:
                        Latham & Watkins
                        555 Eleventh Street N.W., Suite 1000
                        Washington, D.C.  20004
                        Attn: James F. Rogers


Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is delivered to the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section 9.01.

      SECTION 9.02 TERMINATION. This Agreement may be terminated by any party if the acquisition of the Shares by the Purchaser shall have not been consummated by January 31, 2002.

      SECTION 9.03 ENTIRE AGREEMENT. This Agreement (which includes the schedules and exhibits hereto) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior and contemporaneous understandings, representations, warranties and agreements (whether oral or written) with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

      SECTION 9.04 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred.

      SECTION 9.05 PARAGRAPH HEADINGS. The paragraph and section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 9.06 FEES AND EXPENSES. Each party hereto will pay its own fees and expenses, including, without limitation, legal, accounting and other professional fees and expenses, incurred in connection with the execution, delivery and performance of this Agreement, whether or not the acquisition of the Shares by the Purchaser is consummated.

      SECTION 9.07 SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

      SECTION 9.08 GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York. The state courts of the State of New York in New York County and, if the jurisdictional prerequisites exist at the time, the United States District Court for the Southern District of New York, shall have sole and exclusive jurisdiction to hear and determine any dispute or controversy arising under or concerning this Agreement. In any action or proceeding concerning such dispute or controversy, the parties consent to such jurisdiction and waive personal service of any summons, complaint or other process; a summons or complaint in any such action or proceeding may be served by mail in accordance with Section 9.01.

      SECTION 9.09 COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      SECTION 9.10 DEFINITION OF KNOWLEDGE. As used herein, the words "KNOW", "KNOWLEDGE" or "KNOWN" shall, (i) with respect to the Company or Company management, mean the actual knowledge of MLS, in each case after such person has made due and diligent inquiry as to the matters which are the subject of the statements which are "KNOWN" by the Company or made to the "KNOWLEDGE" of the Company; (ii) with respect to the Seller or Seller management, mean the actual knowledge of David Moore, Mark Moran, Anthony Plesner and/or Ken Leidner, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "KNOWN" by the Seller or made to the "KNOWLEDGE" of the Seller, and (iii) with respect to the Purchaser or the Purchaser's management, mean the actual knowledge of the corporate executive officers of the Purchaser, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are "KNOWN" by the Purchaser or made to the "KNOWLEDGE" of the Purchaser.

      SECTION 9.11 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 7.03(d) above concerning indemnification are intended for the benefit of the individuals specified therein.

                           [Signature page to follow]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.



24/7 REAL MEDIA, INC.


By: ________________________
      Name:  David J. Moore
      Title:  Chief Executive Officer



IMAKE SOFTWARE & SERVICES, INC.


By: ________________________
      Name:
      Title:



SCHASZBERGER CORPORATION


By:  ________________________
      Name:
      Title:













              [SIGNATURE PAGE TO STOCK PURCHASE AND SALE AGREEMENT]



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